UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2021 (April 23, 2021)

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BKCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 23, 2021 BlackRock Capital Investment Corporation (NASDAQ: BKCC) (the “Company”) entered into a Sixth Amendment (the “Amendment”), by and among the Company, as borrower, certain of its subsidiaries, as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent, which amends the Second Amended and Restated Senior Secured Revolving Credit Facility, dated as of February 19, 2016 (as amended by the Amendment, the “Revolving Credit Agreement” and the facility provided thereunder, the “Revolving Credit Facility”). The Amendment, among other things, (i) extends the maturity date with respect to loans made under the Revolving Credit Facility from June 5, 2023, to April 23, 2025, (ii) reduces the aggregate principal amount of commitment under the Revolving Credit Facility to $265,000,000 and (iii) makes certain changes with respect to the 2022 Notes (as defined therein).

The Revolving Credit Facility continues to include an “accordion” feature that allows the Company, subject to the satisfaction of customary conditions precedent, including obtaining commitments, to increase the size of the Revolving Credit Facility. The Amendment reduced the maximum principal amount of the “accordion” feature from $375 million to $325 million.

Usage of the Revolving Credit Facility continues to be subject to a borrowing base, and the Revolving Credit Facility continues to be secured by substantially all of the assets of the Company and its wholly owned domestic subsidiaries. Loans borrowed under the Revolving Credit Facility continue to bear interest, at the Company’s option at either (i) a base rate, plus a margin of 1.00% to 1.25% or (ii) a rate based on LIBOR, plus a margin of 2.00% to 2.25%, in each case, with the applicable margin determined based on the ratio of the borrowing base to the Covered Debt Amount (as defined in the Revolving Credit Agreement). The Revolving Credit Agreement also contains customary “LIBOR replacement” provisions.

In addition, the Revolving Credit Agreement continues to contain customary representations, covenants (including restrictions on the incurrence of additional indebtedness, liens and dividends, and requirements to maintain (i) a certain minimum amount of shareholder's equity, (ii) a certain minimum ratio of the value of the collateral to the Covered Debt Amount (as defined therein) and (iii) a certain minimum ratio of total assets, less all liabilities other than indebtedness, to indebtedness) and events of default.

The description above is only a summary of the material provisions of the Revolving Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Revolving Credit Facility, a copy of which is attached hereto as Exhibit 10.1.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 29, 2021, the Registrant issued a press release announcing its financial results for the quarter ended March 31, 2021.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off BalancE Sheet Arrangement of Registration

The information contained in Item 1.01 to this current report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 7.01.	REGULATION FD DISCLOSURE.

The Registrant issued a press release, filed herewith as Exhibit 99.1, and by this reference incorporated herein, on April 29, 2021 announcing the declaration of a quarterly distribution of $0.10 per share. The distribution is payable on July 7, 2021 to stockholders of record as of June 16, 2021.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1

Sixth Amendment, dated as of April 23, 2021, by and among BlackRock Capital Investment Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent

99.1	Press Release, dated as of April 29, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: April 29, 2021	By:	/s/ Abby Miller
Name: Abby Miller
Title: Chief Financial Officer and Treasurer